Exhibit 23.2


                        Consent of Independent Auditor's



We hereby consent to incorporation by reference in the 2004 annual report of ACNB Corporation and subsidiaries and Form 10-K, of our report included therein.


/s/ STAMBAUGH NESS, PC


York, Pennsylvania
March 14, 2005